Exhibit 99.1
Transcript of Proposed Option Exchange Program Comments
     The next topic I’d like to update you on relates to the proposed option exchange program that was mentioned at our company meeting earlier this year. In order to make sure that my comments precisely comply with securities law regulations, I will be reading my remarks related to the proposed exchange program from a script, just like I do for our regular quarterly earnings calls.
     As you are aware, the recent global economic downturn has had a negative impact on the price of many stocks, including ours. As a result, many of our employees hold “underwater” stock options — meaning the exercise price for their options is higher than the current trading price of our stock.
     After an exhaustive review of the situation and the available alternatives, we have decided to pursue an option exchange program. In such a program, employees are offered an opportunity to turn in their underwater options for a smaller number of new options with lower exercise prices that are equal to the trading price of our common stock on the day of the exchange. We believe that an option exchange program will be an effective way to achieve four objectives: strengthening incentives for employees, improving employee retention, reducing potential dilution to our shareholders, and replenishing our option pool.
     To be clear, participation in the option exchange program is entirely voluntary. We hope that most eligible employees will find the program to be worthwhile, but it’s entirely up to each of you to decide whether you participate, and you won’t have to make that decision until the program is finalized this fall.
     While an option exchange program sounds easy enough, implementing one is fairly complex — both in terms of establishing the number of new options employees will receive in exchange for their underwater options and in implementing and communicating a complex program to employees.
     The process is complicated because an option exchange program requires approval from our Board and shareholders. The exchange is also subject to strict SEC regulations that govern the process — as well as the communications and other disclosures the Company makes about the exchange program.
     I am happy to report that our Board has just approved the key terms of an option exchange program which I am about to describe. Our next step is to seek shareholder approval at our upcoming annual shareholders meeting in September.
     To get shareholder approval, we will be seeking the support from our largest outside shareholders, which are primarily financial institutions. These institutions, prior to voting their shares, typically follow the recommendations of an advisory organization called RiskMetrics Group. RiskMetrics is commonly know by its prior name ISS, so I will call it ISS.
     ISS policy establishes several key requirements for option exchange programs that we intend to follow. The four key ones are:
     1. Under ISS policy, the exchange of options must be on a value-for-value basis. This means that the value of new options granted in the exchange program must not be greater than the value of options that are underwater — yes, believe it or not, underwater options actually have value under pricing models used to analyze stock options for accounting and other purposes — such as exchange programs.
     Because of this requirement, employees will not receive one new option for each eligible underwater option they hold, but instead will receive a lesser number of new options in accordance with an exchange ratio that will ultimately be set shortly prior to the start of the exchange program. The number of new options each employee may receive for his/her eligible underwater options generally depends on the fair value of the employee’s underwater options, which takes into account things like the exercise price and remaining life of the option and the volatility of the trading price of our stock. When the exchange program begins, you will receive specific information on how many new options you may receive in the exchange for your eligible underwater options — on a grant-by-grant basis.
     2. A second key requirement is that eligible options must have exercise prices that are above the 52-week high of our trading price. Accordingly, in order to maximize the number of eligible options and the number of employees who can participate in the program, we plan to begin the program in mid-November when the 52-week high trading price for our stock is $4.16. This means that as things currently stand, options with an exercise price above $4.16 would be eligible for exchange. However, if the trading price of our stock goes above $4.16 between now and then, we would have to re-set the minimum exercise price for eligible options accordingly.
     3. ISS also requires that new options granted in the exchange be subject to minimum additional vesting requirements. Accordingly, for vesting purposes we plan to follow two simple rules for new options granted in the exchange:
• Vested eligible options will be exchanged for new options which will vest 50% at six months and the remainder at one year;
• Unvested eligible options will be exchanged for new options that vest on the later of six months following the exchange or their original vesting date.
     4. ISS stipulates that non-employee Directors and our most senior executives cannot participate in the program. Accordingly, members of Real’s Board of Directors and the Company’s Section 16 officers will not be eligible to turn in their options in the proposed program.

     This is a general overview of some of the key features of the exchange program that we currently plan to recommend to our shareholders. Please be aware that these terms could change. Moreover, we may not ultimately implement an exchange program, say, for example, if our shareholders do not approve our option exchange proposal.
     Let me outline the next steps: We intend to include the option exchange proposal in our proxy statement for our 2009 annual shareholders meeting. We currently expect to file the proxy statement in late July, so that is the next time we plan to communicate with you on this topic. Then, assuming our shareholders approve the proposal in September, we expect to launch the program in mid-November. That is when you should expect to receive detailed information on the option exchange program and how it applies to you individually. Only then would you have to decide whether you want to participate in the program.
     I hope that this additional information about our proposed option exchange program has been helpful, and I look forward to keeping you up to date as the situation continues to develop.
ADDITIONAL INFORMATION AND WHERE TO FIND IT.
RealNetworks has not commenced the option exchange program referred to in this communication and will not do so unless it receives the requisite shareholder approval at its 2009 annual meeting of shareholders. Prior to implementing the option exchange program, RealNetworks could decide to change the terms of the program or may decide not to implement the program. In connection with seeking shareholder approval, RealNetworks will file a proxy statement with details regarding the proposed option exchange program. If the option exchange program is approved and RealNetworks determines to implement the program, it will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”). You are urged to read each of the proxy statement and the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, when those materials become available because they will contain important information about the option exchange program. These documents, including the proxy statement, the Tender Offer Statement and the Schedule TO, will be available free of charge from the SEC’s website at www.sec.gov and from RealNetworks upon written request to Investor Relations Department, RealNetworks, Inc., P.O. Box 91123, Seattle, Washington 98111-9223. Additionally, RealNetworks and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed option exchange program. Information about the directors and executive officers of RealNetworks and their respective interests (as applicable) in the proposed option exchange program will be set forth in the proxy statement relating to RealNetworks’ 2009 annual meeting.